Exhibit 99.1

For Immediate Release

SideChannel Wins Major Contract with Large DoD Agency to Implement Zero Trust Communications

Boston, MA, October 29, 2024 – SideChannel, the creator of the innovative zero-trust network microsegmentation solution Enclave, is proud to announce an initial contract win with a prominent defense research and development organization within the U.S. Department of Defense (DoD). The contract will see the implementation of SideChannel’s Enclave solution to ensure secure communications, advanced segmentation, and enhanced network security.

The DoD agency had been relying on legacy systems that were increasingly costly, unreliable, and hard to maintain. In search of a modern, more dependable solution to connect various systems and sites securely, the agency selected SideChannel’s Enclave for its ability to create secure, isolated environments for sensitive communications and data.

Enclave will enable the agency to transition to a zero-trust architecture, ensuring that only verified and authorized systems and users can communicate with one another across their network. Brian Haugli, CEO of SideChannel, commented on this important milestone:

“We’re thrilled to partner with such a forward-thinking organization within the DoD. This contract reaffirms SideChannel’s commitment to delivering cutting-edge, secure communications solutions that reduce risk and improve operational resilience. Enclave is built for organizations that prioritize security, and we look forward to helping this agency achieve their zero-trust objectives.”

Additionally, SideChannel’s Enclave solution is now available through the GSA and NASA SEWP contract vehicles, making it easier for government agencies to acquire and deploy the technology. These procurement options streamline the process, allowing federal entities to quickly implement secure, scalable solutions like Enclave to meet their evolving cybersecurity needs.

This contract further establishes SideChannel’s Enclave as a leading solution for organizations within the defense sector seeking a secure and scalable approach to modernizing their network architecture.

For more information, please visit SideChannel’s Enclave page.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

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You may contact us at:

SideChannel

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info@sidechannel.com

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